Exhibit 99.1

Rackable Systems Provides Update on First Quarter 2007 Outlook

MILPITAS, CA - April 4, 2007 - Rackable Systems, Inc., (NASDAQ: RACK) today provided an update on its expected results for the first quarter ended March 31, 2007. Total revenue for the first quarter of 2007 is expected to be in the range of its previous projections of $70 - 75 million.

However, the company now expects GAAP and non-GAAP gross margin for the first quarter to be approximately 30% lower than previously communicated expectations. The primary factor impacting gross margin in the first quarter was the intensity of competition in the company’s largest accounts.

The company also expects operating expenses in the first quarter to be higher than previously anticipated due to one time charges associated with the cancellation of an order from one customer, severance charges related to an internal reorganization completed in January, and additional charges relating to sales and use tax exposures from past sales to various customers.

As a result of lower than expected gross margin and operating income, the company anticipates a net loss for the first quarter of 2007, on both a GAAP and non-GAAP basis.

“Intense competitive conditions for business at our largest customers continued throughout the first quarter of 2007, which negatively impacted our gross margin and bottom line,” stated Tom Barton, Chief Executive Officer of Rackable Systems. He continued, “While we were faced with significant challenges in the first quarter, we remain optimistic that our position within our top customers is strong. We won the bulk of the opportunities on which we bid this quarter. We are committed to stabilizing and improving the predictability of gross margin attainment in our largest customers through a variety of means, including product and service innovation and operational efficiency improvements.”

The company also noted a number of positive developments in the first quarter, including:

•	Strong bookings momentum with a book-to-bill ratio well above 1
•	Solid backlog going into Q2; the highest it has been in the past four quarters
•	Increased traction with the RapidScale™ clustered storage product line, with strong gross margin attainment and key competitive wins
•	Increased cash balances during the quarter with total cash and investments at approximately $170 million as of March 31st
•	Strengthened sales leadership with the addition of Carl Boisvert, Executive Vice President of Worldwide Sales & Marketing and Jim Benard, Vice President of Sales Operations
•	The issuance of a patent related to Rackable Systems’ DC power technology
•	The launch of Concentro™, the company’s modular datacenter technology

Rackable Systems will hold a conference call tomorrow, April 5, 2007 at 5:00 AM PDT, to discuss the company’s updated outlook for the first quarter of 2007 and will discuss and take questions on business factors surrounding its revised outlook for Q1 results. The company’s first quarter 2007 earnings conference call is scheduled for Thursday April 26, 2007 at 1:30pm PDT. The company will provide its detailed financial results as well as an updated outlook for 2007 on its first quarter 2007 earnings call.

April 5, 2007 Conference Call

The company will hold a conference call tomorrow, April 5, 2007, at 5:00 AM PDT to discuss the company’s updated outlook for the first quarter of 2007, and will discuss and take questions on business factors surrounding its revised first quarter 2007 outlook. To participate in the call, interested parties may call (800) 500-0311 or (719) 457-2698. Participants should dial in 10 minutes prior to the scheduled start of the call. The public is also invited to listen to a live web cast of the call on the Investor Relations section of the company's website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the April 26th earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for one week after the call and can be accessed by dialing (719) 457-0820 or 888-203-1112 and entering confirmation code 6446454.

April 26, 2007 First Quarter 2007 Conference Call

The company will hold a conference call to discuss its first quarter 2007 financial results on Thursday, April 26, 2007, at 1:30 p.m. PDT. At that time, the company will provide its detailed financial results as well as an updated outlook for 2007. The public is invited to listen to a live web cast of the call on the Investor Relations section of the company's website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release regarding the company’s preliminary first quarter financial results are forward-looking statements. Actual results may differ materially due to a number of risks and uncertainties, including that the company has not fully completed the process of preparing its financial statements for the first quarter of 2007, and unexpected adjustments may cause its financial results to vary from those results as reported in this press release. Detailed information about potential factors that could affect Rackable Systems' business, financial condition and results of operations is included in Rackable Systems' Annual Report on Form 10-K under the caption "Risks Relating to Our Business and Industry," in Item 1A of that report, filed with the Securities and Exchange Commission (the "SEC") on February 28, 2007 and available at the SEC's Web site at www.sec.gov. Rackable Systems undertakes no responsibility to update the information in this press release.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release represent financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income (loss) per share discussed in this press release exclude stock-based compensation expense, amortization of intangibles and other assets recorded in connection with the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company's predecessor, cash payments related to the Terrascale acquisition, and related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin and non-GAAP net income (loss) certain nonrecurring items to facilitate its review of the comparability of the company's core operating performance on a period to period basis because such items are not related to the company's ongoing core operating performance as viewed by management. Management uses this view of the company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance in the same way that management evaluates Rackable Systems' financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the company's financial performance, but the amortization of those intangibles is not. Hence, non-GAAP financial measures should not be considered in isolation from the company's GAAP results of operations.

About Rackable Systems

Rackable Systems, Inc. is a provider of servers and storage products for scale out data center deployments. The company's servers are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Milpitas, California, Rackable Systems serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.

Rackable Systems® is a registered trademark of Rackable Systems, Inc.